Form N-SAR Exhibit 77Q1(e)

                  SPIRIT OF AMERICA INVESTMENT FUND, INC.
                         477 Jericho Turnpike
                        Syosset, New York 11791

December 31, 2008

Spirit of America Management Corp.
477 Jericho Turnpike
Syosset, New York 11791

To Whom It May Concern,

      Reference is made to the Investment Advisory Agreement
(the "Agreement") between Spirit of America Investment
Fund, Inc. (the "Company") and Spirit of America Management
Corp. (the "Adviser") dated December 16, 1997.

	This letter is to provide notice of the addition of a new series under the Company: Spirit of America Income Fund (the "New Fund"). The New Fund is to be considered a Fund under the Agreement and shall be subject to the terms set forth under the Agreement unless otherwise provided herein. The Adviser shall be compensated for services rendered under the Agreement as is consistent with the Agreement, including but not limited to Exhibit A to the Agreement as amended on December 31, 2008 and attached hereto.

	The Company requests that you act in the capacity of investment adviser with respect to the New Fund while continuing to act as investment adviser with respect to each of Spirit of America Real Estate Income and Growth Fund, Spirit of America Large Cap Value Fund and Spirit of America High Yield Tax Free Bond Fund.

	Please indicate that the foregoing and the attached is in accordance with your understanding and accept these terms, by signing and returning to us the enclosed copy hereof.


                                  Sincerely,

                                  Spirit of America Investment Fund, Inc.

                                  /s/ David Lerner
                                  David Lerner
                                  President

Spirit of America Management Corp.

Accepted:    /s/ David Lerner




                           EXHIBIT A

	This Exhibit A, dated as of December 31, 2008, restates Exhibit A to the Investment Advisory Agreement dated December 16, 1997 between Spirit of America
Investment Fund, Inc. and Spirit of America Management Corp.

SPIRIT OF AMERICA INVESTMENT FUND, INC.

FUND                                                          FEE

Spirit of America Real Estate Income and Growth Fund          0.97%*
Spirit of America Large Cap Value Fund                        0.97%*
Spirit of America High Yield Tax Free Bond Fund               0.60%*
Spirit of America Income Fund                                 0.60%*


* Calculated as a percentage of the average daily net assets for each Fund.